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                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BRE Properties, Inc. for the registration of $300,000,000 in Debt Securities, Preferred Shares, Depositary Shares, Common Stock Warrants and Common Stock, and to the incorporation by reference therein of our report dated January 14, 1997 (except Note 13, as to which the date is February 12, 1997), with respect to the financial statements and schedule of BRE Properties, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, and our report dated February 10, 1997 with respect to the statement of gross income and direct operating expenses of Promontory Point Apartments for the year ended December 31, 1996, included in BRE Properties, Inc.'s Report on Form 8-K/A dated February 13, 1997, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

April 8, 1997
San Francisco, California